UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2021

WAVE SYNC CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 1001, New York, NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (852) 98047102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2021, New York Tech Capital Inc. (“New York Tech”), a wholly-owned subsidiary of Wave Sync Corp. (the “Company”), entered into a Hosting and Colocation Services Agreement (the “Agreement”) with PLANBTC, LLC, d/b/a Gigacrypto, Inc., a Wyoming limited liability company (“Gigacrypto”), pursuant to which Gigacrypto will deploy, operate and maintain certain cryptocurrency mining equipment to mine Bitcoins (the “Equipment”) that New York Tech has provided thereto for a service fee equal to twelve percent (12%) of the total Bitcoin mining revenue payable in Bitcoin, irrespective of their dollar value, unless indicated otherwise by Gigacrypto. In accordance with the Agreement, New York Tech shall reimburse certain fees and expenses, including the energy costs of operating the Equipment, actually incurred as a result of operating any of the Equipment. In connection with the Agreement, on October 26, 2021, New York Tech and Gigacrypto signed the initial statement of work (the “Statement of Work”) as Exhibit A to the Agreement, which provided the initial service term of three (3) years from the date of the Statement of Work. The Agreement shall expire upon the end of the term of the latest Statement of Work unless terminated earlier.

The foregoing summary description of the Agreement is subject to and qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Hosting and Colocation Services Agreement
104	CoverPage Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 1, 2021	WAVE SYNC CORP.

	By:	/s/ Jiang Hui
	Name:	Jiang Hui
	Title:	Chief Executive Officer

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